EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Colony Bankcorp, Inc. (the Company) for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the Date hereof (the Report), James D. Minix, President and Chief Executive Officer of the Company, and Terry L. Hester, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

October 31, 2003

/s/ James D. Minix

James D. Minix, President and Chief Executive Officer

October 31, 2003

/s/ Terry L. Hester

Terry L. Hester, Executive Vice President and Chief Financial Officer

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.